Exhibit 99

VIACOMCBS

EARNINGS PRESS RELEASE | November 4, 2021

VIACOMCBS REPORTS Q3 2021 EARNINGS RESULTS

- **Total Company Revenue Increased 13% Year-Over-Year, Reflecting Growth Across All Revenue Streams**
- **Quarterly Global Streaming Revenue Surpassed $1 Billion for the First Time, with Growth of 62% Year-Over-Year, Driven by Strength in Subscriptions and Advertising**
  - **Added 4.3M Global Streaming Subscribers to Reach Nearly 47M in the Quarter, and Achieved 79% Year-Over-Year Growth in Streaming Subscription Revenue**
  - **Subscriber Acquisition and Consumption on Paramount+ Fueled By a Diverse Global Content Offering, Including *A Quiet Place Part II*, *Paw Patrol: The Movie*, the Return of the NFL, and the New CBS Fall Season**
  - **Generated 48% Year-Over-Year Growth in Streaming Advertising Revenue, Largely Driven by Pluto TV, Which Grew Global Monthly Active Users (MAUs) to Over 54M and Revenue by 99% Year-Over-Year**
- **Announced Broad Distribution Agreement with T-Mobile to Provide Its Customers with Paramount+**

STATEMENT FROM

BOB BAKISH
President & CEO

"ViacomCBS continued to show tremendous momentum across the business as we executed against our strategy. We added 4.3M global streaming subscribers, raising our total to nearly 47M, driven by the scaling of the diverse content offering on Paramount+. Looking forward, we're thrilled about the fresh array of content coming to Paramount+ in the next few months and can't wait to share it with our global audience. Our strategy is clearly working and we'll continue to use the power of global content, distribution and market expansion to drive scale."

Q3 2021 RESULTS*

$ IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	Three Months Ended September 30			Nine Months Ended September 30		
GAAP	**2021**	**2020**	**B/(W)%**	**2021**	**2020**	**B/(W)%**
Revenue	$ 6,610	$ 5,837	13 %	$ 20,586	$ 18,411	12 %
• Advertising**	1,855	1,828	1 %	6,633	5,733	16 %
• Affiliate**	2,102	2,059	2 %	6,284	5,956	6 %
• Streaming	1,079	666	62 %	2,878	1,673	72 %
• Theatrical	67	6	n/m	202	176	15 %
• Licensing and other	1,507	1,278	18 %	4,589	4,873	(6)%
Operating income	$ 879	$ 903	(3)%	$ 3,633	$ 3,056	19 %
Diluted EPS from continuing operations attributable to ViacomCBS	$ .69	$ .92	(25)%	$ 3.62	$ 2.47	47 %
Non-GAAP*						
Adjusted OIBDA	$ 1,020	$ 1,052	(3)%	$ 3,887	$ 3,949	(2)%
Adjusted diluted EPS from continuing operations attributable to ViacomCBS	$ .76	$ .83	(8)%	$ 3.23	$ 3.16	2 %

* Non-GAAP measures are detailed in the Supplemental Disclosures at the end of this release.
*During the fourth quarter of 2020, ViacomCBS entered into an agreement to sell Simon & Schuster, which was previously reported as the Publishing segment. Simon & Schuster has been presented as a discontinued operation in the company's consolidated financial statements for all periods.
**Excludes streaming revenue.
n/m = not meaningful

VIACOMCBS Q3 2021 EARNINGS

OVERVIEW OF Q3 REVENUE

REVENUE BY TYPE

- Advertising revenue grew 1% year-over-year, reflecting an improved advertising marketplace, partially offset by lower linear impressions, lower political advertising, and the absence of CNET Media Group ("CMG") as a result of its sale in the fourth quarter of 2020.
- Affiliate revenue increased 2% year-over-year, reflecting higher reverse compensation and expanded distribution.
- Streaming revenue rose 62% year-over-year:
  - Streaming advertising revenue grew 48% year-over-year, driven by growth in advertising on Pluto TV and Paramount+.
  - Streaming subscription revenue grew 79% year-over-year, reflecting strong subscriber growth from the company's subscription services.
- Theatrical revenue reflects the releases of *Paw Patrol: The Movie*, *Snake Eyes: G.I. Joe Origins*, and the second quarter release of *A Quiet Place Part II*, while the prior-year period was impacted by the closure or reduced capacity of movie theaters in response to COVID-19.
- Licensing and other revenue, which includes fees from the licensing of our internally produced television and film programming across third party platforms, as well as fees generated from home entertainment, consumer products, and live events, increased 18% year-over-year.

TOTAL COMPANY REVENUE **+13%** YOY

STREAMING REVENUE **+62%** YOY

STREAMING ADVERTISING REVENUE **+48%** YOY

STREAMING SUBSCRIPTION REVENUE **+79%** YOY

$ IN MILLIONS	Three Months Ended September 30				Nine Months Ended September 30			
	2021	2020	$ B/(W)	%	2021	2020	$ B/(W)	%
Advertising*	$ 1,855	$ 1,828	$ 27	1 %	$ 6,633	$ 5,733	$ 900	16 %
Affiliate*	2,102	2,059	43	2	6,284	5,956	328	6
Streaming	1,079	666	413	62	2,878	1,673	1,205	72
• Advertising	531	360	171	48	1,461	873	588	67
• Subscription	548	306	242	79	1,417	800	617	77
Theatrical	67	6	61	n/m	202	176	26	15
Licensing and other	1,507	1,278	229	18	4,589	4,873	(284)	(6)
Total Revenue	**$ 6,610**	**$ 5,837**	**$ 773**	**13 %**	**$ 20,586**	**$ 18,411**	**$ 2,175**	**12 %**

*Excludes streaming revenue n/m = not meaningful

GLOBAL STREAMING HIGHLIGHTS

- Global streaming subscribers rose to nearly 47M, adding 4.3M subscribers in the quarter.
  - Subscriber additions in the quarter were led by Paramount+.
    - Domestically, Paramount+ saw strong subscriber sign-ups and engagement from a variety of content, including *A Quiet Place Part II*, *Paw Patrol: The Movie*, as well as the start of the NFL season.
    - Internationally, Paramount+ launches to date have had strong momentum, led by progress in Latin America, Brazil, Australia and Canada.
  - SHOWTIME OTT benefited from originals, including *Billions*, *American Rust* and *The Chi*.
  - Announced the signing of SkyShowtime, a joint venture with Comcast that will include premium and original content from both companies.
    - SkyShowtime will reach more than 20 European territories encompassing 90 million homes.
- Pluto TV revenue grew 99% year-over-year, as MAUs increased to over 54M in the quarter, helped by international growth.

Paramount+


PAW


NFL

GLOBAL STREAMING SUBSCRIBERS
47M
↑4.3M QoQ

pluto tv
GLOBAL MAUs
54M+
↑2.1M QoQ
REVENUE
+99% YOY

VIACOMCBS

2

VIACOMCBS Q3 2021 EARNINGS

REPORTING SEGMENTS

TV ENTERTAINMENT | **CABLE NETWORKS** | **FILMED ENTERTAINMENT**

TV ENTERTAINMENT

- In Q3, CBS was the most-watched network in Daytime and Late Night. Hits like *The Late Show With Stephen Colbert* and *Big Brother* were leaders in their respective categories among key demos.
- Revenue grew 24% year-over-year, primarily driven by higher licensing, streaming, and affiliate revenue, partially offset by lower advertising revenue.
  - Advertising revenue decreased 2% year-over-year, primarily reflecting an unfavorable comparison to the prior-year revenue benefit from political advertising and the absence of CMG, partially offset by an improved advertising market in 2021.
  - Affiliate revenue grew 4% year-over-year, driven by growth in reverse compensation.
  - Streaming revenue rose 81% year-over-year, reflecting subscriber and advertising growth at Paramount+.
  - Licensing and other revenue increased 79% year-over-year, driven by the timing of program availability primarily due to COVID-19 production shutdowns in the prior-year, and a higher volume of domestic licensing.
- Adjusted OIBDA decreased 21% year-over-year, reflecting the company's increased investment in Paramount+.

Paramount+

CBS ENTERTAINMENT
CBS SPORTS
CBS STUDIOS
CBS NEWS AND STATIONS

CBS

THE #1 NETWORK IN LATE NIGHT & DAYTIME

Nielsen Media Research; Based on Live+7 M-F P2+ impressions.

#1 SERIES (non-sports)
BIG BROTHER
P25-54

#1 IN LATE NIGHT
COLBERT
Among total viewers



$ IN MILLIONS	Three Months Ended September 30				Nine Months Ended September 30			
	2021	2020	$ B/(W)	%	2021	2020	$ B/(W)	%
Revenue	$ 2,924	$ 2,354	$ 570	24 %	$ 9,244	$ 7,588	$ 1,656	22 %
• Advertising*	943	966	(23)	(2)	3,838	3,134	704	22
• Affiliate*	698	674	24	4	2,082	1,926	156	8
• Streaming	390	216	174	81	1,062	613	449	73
• Licensing and other	893	498	395	79	2,262	1,915	347	18
Expenses	2,653	2,011	(642)	(32)	8,308	6,280	(2,028)	(32)
Adjusted OIBDA	$ 271	$ 343	$ (72)	(21)%	$ 936	$ 1,308	$ (372)	(28)%

*Excludes streaming revenue

VIACOMCBS

3

VIACOMCBS Q3 2021 EARNINGS

REPORTING SEGMENTS (CONT.)

CABLE NETWORKS

- In Q3, ViacomCBS had the most programs among the top 25 original cable series among P18-49, P18-34 and K2-11, more than any other cable family, including the top two Kids programs with *Paw Patrol* and *The Patrick Star Show*.
- Revenue increased 13% year-over-year, reflecting growth across all revenue streams.
  - Advertising revenue increased 6% year-over-year, largely driven by an improved advertising marketplace, partially offset by lower linear impressions.
  - Affiliate revenue grew 1% year-over-year, reflecting expanded vMVPD distribution and rate increases, partially offset by subscriber declines.
  - Streaming revenue increased 53% year-over-year, largely fueled by advertising revenue growth from Pluto TV, as well as growth in subscribers for subscription streaming services.
  - Licensing and other revenue increased 23% year-over-year, primarily driven by the licensing of programming to Paramount+.
- Adjusted OIBDA increased 5% year-over-year, reflecting the above-mentioned revenue growth, partially offset by an increased investment in streaming services and a higher level of original programming.

VIACOMCBS

8 OF THE TOP 30 CABLE NETWORKS
MORE THAN ANY OTHER CABLE FAMILY
P18-49

THE MOST TOP 25 ORIGINAL CABLE SERIES
AMONG CABLE FAMILIES
P18-49 P18-34 K2-11

TOP 2 KIDS PROGRAMS
#1 PAW PATROL
#2 PATRICK STAR SHOW

Nielsen Media Research. P18-34 based on C3 impressions, P2-11 based on Live+7 impressions.

$ IN MILLIONS	Three Months Ended September 30							Nine Months Ended September 30						
		2021		2020		$ B/(W)	%		2021		2020		$ B/(W)	%
Revenue	$	3,458	$	3,061	$	397	13 %	$	10,192	$	9,151	$	1,041	11 %
• Advertising*		917		862		55	6		2,806		2,622		184	7
• Affiliate*		1,404		1,385		19	1		4,202		4,030		172	4
• Streaming		689		450		239	53		1,816		1,060		756	71
• Licensing and other		448		364		84	23		1,368		1,439		(71)	(5)
Expenses		2,552		2,195		(357)	(16)		6,977		6,206		(771)	(12)
Adjusted OIBDA	$	906	$	866	$	40	5 %	$	3,215	$	2,945	$	270	9 %

*Excludes streaming revenue






VIACOMCBS

4

VIACOMCBS Q3 2021 EARNINGS

REPORTING SEGMENTS (CONT.)

FILMED ENTERTAINMENT

- Revenue declined 2% year-over-year, driven by lower licensing revenues, partially offset by the benefit of current quarter theatrical releases.
  - Theatrical includes revenues from the third quarter releases of *Paw Patrol: The Movie*, *Snake Eyes: G.I. Joe Origins*, and the second quarter release of *A Quiet Place Part II*, while the prior-year period was impacted by the closure or reduced capacity of movie theaters in response to COVID-19.
  - Licensing and other revenue decreased 12% year-over-year due to lower volume of programming produced for third parties.
- Adjusted OIBDA declined $16 million year-over-year, reflecting lower profits from current year releases as a result of higher distribution costs, as well as distribution costs associated with anticipated releases.



SNAKE EYES: G.I. JOE ORIGINS



PAW PATROL: THE MOVIE

$ IN MILLIONS	Three Months Ended September 30							Nine Months Ended September 30						
		2021		2020		$ B/(W)	%		2021		2020		$ B/(W)	%
Revenue	$	580	$	590	$	(10)	(2)%	$	2,244	$	2,048	$	196	10 %
• Theatrical		67		6		61	n/m		202		176		26	15
• Licensing and other		513		584		(71)	(12)		2,042		1,872		170	9
Expenses		542		536		(6)	(1)		1,930		1,851		(79)	(4)
Adjusted OIBDA	$	38	$	54	$	(16)	(30)%	$	314	$	197	$	117	59 %

n/m – not meaningful

BALANCE SHEET & LIQUIDITY

- As of September 30, 2021, the company had $4.8B of cash on its balance sheet and a committed $3.5B revolving credit facility that remains undrawn.

$4.8B
CASH ON BALANCE SHEET

$3.5B
UNDRAWN REVOLVING CREDIT FACILITY

VIACOMCBS

5

ViacomCBS (NASDAQ: VIAC; VIACA) is a leading global media and entertainment company that creates premium content and experiences for audiences worldwide. Driven by iconic consumer brands, its portfolio includes CBS, Showtime Networks, Paramount Pictures, Nickelodeon, MTV, Comedy Central, BET, Paramount+, Pluto TV and Simon & Schuster, among others. The company delivers the largest share of the U.S. television audience and boasts one of the industry’s most important and extensive libraries of TV and film titles. In addition to offering innovative streaming services and digital video products, ViacomCBS provides powerful capabilities in production, distribution and advertising solutions. For more information about ViacomCBS, please visit www.viacomcbs.com and follow @ViacomCBS on social platforms. VIAC-IR This communication contains both historical and forward-looking statements, including statements related to our future results and performance. All statements that are not statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Similarly, statements that describe our objectives, plans or goals are or may be forward-looking statements. These forward-looking statements reflect our current expectations concerning future results and events; generally can be identified by the use of statements that include phrases such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” “likely,” “will,” “may,” “could,” “estimate” or other similar words or phrases; and involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause our actual results, performance or achievements to be different from any future results, performance or achievements expressed or implied by these statements. These risks, uncertainties and other factors include, among others: changes in consumer behavior, as well as evolving technologies, distribution platforms and packaging; the impact on our advertising revenues of changes in consumers’ content viewership, deficiencies in audience measurement and advertising market conditions; our ability to maintain attractive brands and our reputation, and to offer popular programming and other content; increased costs for programming, films and other rights; competition for content, audiences, advertising and distribution; the potential for loss of carriage or other reduction in or the impact of negotiations for the distribution of our content; losses due to asset impairment charges for goodwill, intangible assets, FCC licenses and programming; the risks and costs associated with the integration of the CBS Corporation and Viacom Inc. businesses and investments in new businesses, products, services and technologies, including our streaming initiatives; evolving business continuity, cybersecurity, privacy and data protection and similar risks; content infringement; the impact of COVID-19 (and other widespread health emergencies or pandemics) and measures taken in response thereto; domestic and global political, economic and/or regulatory factors affecting our businesses generally; liabilities related to discontinued operations and former businesses; the loss of key talent and strikes and other union activity; potential conflicts of interest arising from our ownership structure with a controlling stockholder; and other factors described in our news releases and filings with the Securities and Exchange Commission, including but not limited to our most recent Annual Report on Form 10-K and reports on Form 10-Q and Form 8-K. There may be additional risks, uncertainties and factors that we do not currently view as material or that are not necessarily known. The forward-looking statements included in this communication are made only as of the date of this communication, and we do not undertake any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances. CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS VIACOMCBS Q3 2021 EARNINGS 6 ABOUT VIACOMCBS

7 CONTACTS VIACOMCBS Q3 2021 EARNINGS PRESS INVESTORS Justin Dini Executive Vice President, Corporate Communications (212) 846-2724 justin.dini@viacomcbs.com Peter Collins Vice President, Corporate Communications (917) 826-4182 peter.collins@viacomcbs.com Justin Blaber Senior Director, Corporate Communications (646) 823-6616 justin.blaber@viacomcbs.com Pranita Sookai Director, Corporate Communications (718) 316-2182 pranita.sookai@viacomcbs.com Anthony DiClemente Executive Vice President, Investor Relations (917) 796-4647 anthony.diclemente@viacomcbs.com Jaime Morris Senior Vice President, Investor Relations (646) 824-5450 jaime.morris@viacomcbs.com Robert Amparo Director, Investor Relations (347) 223-1682 robert.amparo@viacomcbs.com

VIACOMCBS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in millions, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2021	2020	2021	2020
Revenues	$ 6,610	$ 5,837	$ 20,586	$ 18,411
Costs and expenses:				
Operating	4,064	3,462	12,292	10,779
Selling, general and administrative	1,526	1,323	4,407	3,804
Depreciation and amortization	95	97	289	331
Restructuring and other corporate matters	46	52	81	441
Total costs and expenses	5,731	4,934	17,069	15,355
Net gain on sales	—	—	116	—
Operating income	879	903	3,633	3,056
Interest expense	(243)	(259)	(745)	(763)
Interest income	11	14	37	39
Net gains (losses) from investments	(5)	—	47	32
Loss on extinguishment of debt	—	(23)	(128)	(126)
Other items, net	(26)	(20)	(55)	(74)
Earnings from continuing operations before income taxes and equity in loss of investee companies	616	615	2,789	2,164
Provision for income taxes	(120)	(26)	(312)	(352)
Equity in loss of investee companies, net of tax	(18)	(9)	(80)	(30)
Net earnings from continuing operations	478	580	2,397	1,782
Net earnings from discontinued operations, net of tax	73	47	126	90
Net earnings (ViacomCBS and noncontrolling interests)	551	627	2,523	1,872
Net earnings attributable to noncontrolling interests	(13)	(12)	(38)	(260)
Net earnings attributable to ViacomCBS	$ 538	$ 615	$ 2,485	$ 1,612
Amounts attributable to ViacomCBS:				
Net earnings from continuing operations	$ 465	$ 568	$ 2,359	$ 1,522
Net earnings from discontinued operations, net of tax	73	47	126	90
Net earnings attributable to ViacomCBS	$ 538	$ 615	$ 2,485	$ 1,612
Basic net earnings per common share attributable to ViacomCBS:				
Net earnings from continuing operations	$ .70	$ .92	$ 3.65	$ 2.47
Net earnings from discontinued operations	$ .11	$ .08	$ .20	$ .15
Net earnings	$ .81	$ 1.00	$ 3.85	$ 2.62
Diluted net earnings per common share attributable to ViacomCBS: (a)				
Net earnings from continuing operations	$ .69	$ .92	$ 3.62	$ 2.47
Net earnings from discontinued operations	$ .11	$ .08	$ .20	$ .15
Net earnings	$ .80	$ 1.00	$ 3.81	$ 2.61
Weighted average number of common shares outstanding:				
Basic	646	616	638	615
Diluted	651	618	644	617

(a) Diluted net earnings per common share ("EPS") for the three and nine months ended September 30, 2021, excludes the effect of the assumed conversion of our 5.75% Series A Mandatory Convertible Preferred Stock to shares of common stock since it would have been antidilutive. As a result, in the calculations of diluted EPS the weighted average number of diluted shares outstanding does not include the assumed issuance of shares upon conversion of preferred stock, and preferred stock dividends recorded during the three and nine months ended September 30, 2021 of $14 million and $30 million, respectively, are deducted from net earnings from continuing operations and net earnings, as applicable.

VIACOMCBS INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (Unaudited; in millions, except per share amounts) At At September 30, 2021 December 31, 2020 ASSETS Current Assets: Cash and cash equivalents $ 4,823 $ 2,984 Receivables, net 6,560 7,017 Programming and other inventory 1,563 1,757 Prepaid expenses and other current assets 1,230 1,391 Current assets of discontinued operations 622 630 Total current assets 14,798 13,779 Property and equipment, net 1,809 1,994 Programming and other inventory 12,564 10,363 Goodwill 16,582 16,612 Intangible assets, net 2,790 2,826 Operating lease assets 1,511 1,602 Deferred income tax assets, net 1,221 993 Other assets 3,622 3,657 Assets held for sale 207 28 Assets of discontinued operations 808 809 Total Assets $ 55,912 $ 52,663 LIABILITIES AND STOCKHOLDERS’ EQUITY Current Liabilities: Accounts payable $ 827 $ 571 Accrued expenses 1,878 1,714 Participants’ share and royalties payable 2,099 2,005 Accrued programming and production costs 1,397 1,141 Deferred revenues 1,074 978 Debt 15 16 Other current liabilities 1,138 1,391 Current liabilities of discontinued operations 485 480 Total current liabilities 8,913 8,296 Long-term debt 17,696 19,717 Participants’ share and royalties payable 1,228 1,317 Pension and postretirement benefit obligations 1,966 2,098 Deferred income tax liabilities, net 965 778 Operating lease liabilities 1,525 1,583 Program rights obligations 291 243 Other liabilities 1,948 2,158 Liabilities of discontinued operations 208 220 Redeemable noncontrolling interest 103 197 Commitments and contingencies ViacomCBS stockholders’ equity: 5.75% Series A Mandatory Convertible Preferred Stock, par value $.001 per share; 25 shares authorized and 10 shares issued (2021) — — Class A Common Stock, par value $.001 per share; 55 shares authorized; 41 (2021) and 52 (2020) shares issued — — Class B Common Stock, par value $.001 per share; 5,000 shares authorized; 1,108 (2021) and 1,068 (2020) shares issued 1 1 Additional paid-in capital 32,943 29,785 Treasury stock, at cost; 503 (2021 and 2020) Class B shares (22,958) (22,958) Retained earnings 12,456 10,375 Accumulated other comprehensive loss (1,883) (1,832) Total ViacomCBS stockholders’ equity 20,559 15,371 Noncontrolling interests 510 685 Total Equity 21,069 16,056 Total Liabilities and Equity $ 55,912 $ 52,663

VIACOMCBS INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited; in millions) Nine Months Ended September 30, 2021 2020 Operating Activities: Net earnings (ViacomCBS and noncontrolling interests) $ 2,523 $ 1,872 Less: Net earnings from discontinued operations, net of tax 126 90 Net earnings from continuing operations 2,397 1,782 Adjustments to reconcile net earnings from continuing operations to net cash flow provided by operating activities: Depreciation and amortization 289 331 Deferred tax (benefit) provision (21) 187 Stock-based compensation 154 188 Net gain on sales (116) — Gains from investments (47) (32) Loss on extinguishment of debt 128 126 Equity in loss of investee companies, net of tax and distributions 80 34 Change in assets and liabilities (1,336) (62) Net cash flow provided by operating activities from continuing operations 1,528 2,554 Net cash flow provided by operating activities from discontinued operations 124 11 Net cash flow provided by operating activities 1,652 2,565 Investing Activities: Investments (147) (60) Capital expenditures (231) (210) Acquisitions, net of cash acquired (27) (142) Proceeds from dispositions 418 146 Other investing activities (26) — Net cash flow used for investing activities from continuing operations (13) (266) Net cash flow used for investing activities from discontinued operations (3) (3) Net cash flow used for investing activities (16) (269) Financing Activities: Repayments of short-term debt borrowings, net — (706) Proceeds from issuance of long-term debt — 4,365 Repayment of long-term debt (2,220) (2,896) Dividends paid on preferred stock (15) — Dividends paid on common stock (458) (450) Proceeds from issuance of preferred stock 983 — Proceeds from issuance of common stock 1,672 — Purchase of Company common stock — (58) Payment of payroll taxes in lieu of issuing shares for stock-based compensation (55) (62) Proceeds from exercise of stock options 408 — Payments to noncontrolling interests (215) (44) Other financing activities 1 (43) Net cash flow provided by financing activities 101 106 Effect of exchange rate changes on cash, cash equivalents and restricted cash (30) (6) Net increase in cash, cash equivalents and restricted cash 1,707 2,396 Cash, cash equivalents and restricted cash at beginning of period (includes $135 (2021) and $202 (2020) of restricted cash) 3,119 834 Cash, cash equivalents and restricted cash at end of period (includes $3 (2021) and $138 (2020) of restricted cash, and $6 (2020) of assets held for sale) $ 4,826 $ 3,230

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES (Unaudited; in millions, except per share amounts) Results for the three and nine months ended September 30, 2021 and 2020 included certain items identified as affecting comparability. Adjusted operating income before depreciation and amortization (“Adjusted OIBDA”), adjusted earnings from continuing operations before income taxes, adjusted provision for income taxes, adjusted net earnings from continuing operations attributable to ViacomCBS, and adjusted diluted EPS from continuing operations (together, the “adjusted measures”) exclude the impact of these items and are measures of performance not calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We use these measures to, among other things, evaluate our operating performance. These measures are among the primary measures used by management for planning and forecasting of future periods, and they are important indicators of our operational strength and business performance. In addition, we use Adjusted OIBDA to, among other things, value prospective acquisitions. We believe these measures are relevant and useful for investors because they allow investors to view performance in a manner similar to the method used by our management; provide a clearer perspective on our underlying performance; and make it easier for investors, analysts and peers to compare our operating performance to other companies in our industry and to compare our year-over-year results. Because the adjusted measures are measures of performance not calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, operating income, earnings from continuing operations before income taxes, provision/benefit for income taxes, net earnings from continuing operations attributable to ViacomCBS or diluted EPS from continuing operations, as applicable, as indicators of operating performance. These measures, as we calculate them, may not be comparable to similarly titled measures employed by other companies. The following tables reconcile the adjusted measures to their most directly comparable financial measures in accordance with GAAP. Three Months Ended Nine Months Ended September 30, September 30, 2021 2020 2021 2020 Operating income (GAAP) $ 879 $ 903 $ 3,633 $ 3,056 Depreciation and amortization (a) 95 97 289 331 Restructuring and other corporate matters (b) 46 52 81 441 Programming charges (b) — — — 121 Net gain on sales (b) — — (116) — Adjusted OIBDA (Non-GAAP) $ 1,020 $ 1,052 $ 3,887 $ 3,949 (a) The nine months ended September 30, 2020 include an impairment charge for FCC licenses of $25 million and accelerated depreciation of $12 million for technology that was abandoned in connection with synergy plans related to the merger of Viacom Inc. with and into CBS Corporation (the “Merger”). (b) See notes on the following tables for additional information on items affecting comparability.

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES (Continued) (Unaudited; in millions, except per share amounts) Three Months Ended September 30, 2021 Earnings from Continuing Operations Before Income Taxes Provision for Income Taxes Net Earnings from Continuing Operations Attributable to ViacomCBS Diluted EPS from Continuing Operations Reported (GAAP) $ 616 $ (120) $ 465 $ .69 Items affecting comparability: Restructuring and other corporate matters (a) 46 (12) 34 .05 Loss from investments (b) 5 (1) 4 .01 Pension settlement charge (c) 10 (2) 8 ..01 Discrete tax items — (1) (1) — Adjusted (Non-GAAP) $ 677 $ (136) $ 510 $ .76 (a) Reflects severance costs associated with changes in management at certain of our businesses. (b) Reflects the change in fair value of an investment which was sold during the quarter. (c) Reflects the accelerated recognition of a portion of the unamortized actuarial losses due to the volume of lump sum benefit payments in one of our pension plans. Three Months Ended September 30, 2020 Earnings from Continuing Operations Before Income Taxes Provision for Income Taxes Net Earnings from Continuing Operations Attributable to ViacomCBS Diluted EPS from Continuing Operations Reported (GAAP) $ 615 $ (26) $ 568 $ .92 Items affecting comparability: Restructuring and other corporate matters (a) 52 (12) 40 .06 Loss on extinguishment of debt 23 (5) 18 .03 Discrete tax items (b) — (119) (119) (.19) Impairment of an equity-method investment — — 9 .01 Adjusted (Non-GAAP) $ 690 $ (162) $ 516 $ .83 (a) Reflects severance, exit costs and other costs related to the Merger. (b) Primarily reflects a benefit from the remeasurement of our UK net deferred income tax asset as a result of an increase in the UK corporate income tax rate from 17% to 19% enacted during the third quarter of 2020.

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES (Continued)
(Unaudited; in millions, except per share amounts)

	Nine Months Ended September 30, 2021			
	Earnings from Continuing Operations Before Income Taxes	Provision for Income Taxes	Net Earnings from Continuing Operations Attributable to ViacomCBS	Diluted EPS from Continuing Operations
Reported (GAAP)	$ 2,789	$ (312)	$ 2,359	$ 3.62
Items affecting comparability:				
Restructuring and other corporate matters [a]	81	(20)	61	.10
Net gain on sales [b]	(116)	27	(89)	(.14)
Gains from investments [c]	(47)	11	(36)	(.06)
Loss on extinguishment of debt	128	(30)	98	.15
Pension settlement charge [d]	10	(2)	8	.01
Discrete tax items [e]	—	(290)	(290)	(.45)
Adjusted (Non-GAAP)	$ 2,845	$ (616)	$ 2,111	$ 3.23

(a) Reflects severance costs associated with changes in management at certain of our businesses and the impairment of lease assets in connection with cost transformation initiatives related to the Merger.

(b) Primarily reflects a gain on the sale of a noncore trademark licensing operation.

(c) Reflects a gain of $37 million on the sale of an investment and an increase in the fair value of an investment which was sold during the third quarter.

(d) Reflects the accelerated recognition of a portion of the unamortized actuarial losses due to the volume of lump sum benefit payments in one of our pension plans.

(e) Primarily reflects a benefit of $260 million to remeasure our UK net deferred income tax asset as a result of the enactment during the quarter of an increase in the UK corporate income tax rate from 19% to 25% beginning April 1, 2023, as well as a net tax benefit in connection with the settlement of income tax audits.

	Nine Months Ended September 30, 2020			
	Earnings from Continuing Operations Before Income Taxes	Provision for Income Taxes	Net Earnings from Continuing Operations Attributable to ViacomCBS	Diluted EPS from Continuing Operations
Reported (GAAP)	$ 2,164	$ (352)	$ 1,522	$ 2.47
Items affecting comparability:				
Restructuring and other corporate matters [a]	441	(93)	348	.57
Impairment charge [b]	25	(6)	19	.03
Depreciation of abandoned technology [c]	12	(3)	9	.01
Programming charges [d]	121	(29)	92	.15
Gains from investments [e]	(32)	8	(24)	(.04)
Loss on extinguishment of debt	126	(29)	97	.16
Discrete tax items [f]	—	(122)	(122)	(.20)
Impairment of an equity-method investment	—	—	9	.01
Adjusted (Non-GAAP)	$ 2,857	$ (626)	$ 1,950	$ 3.16

(a) Reflects severance, exit and other costs related to the Merger and a charge to write down property and equipment to its fair value less costs to sell.

(b) Reflects a charge to reduce the carrying values of FCC licenses in two markets to their fair values.

(c) Reflects accelerated depreciation for technology that was abandoned in connection with synergy plans related to the Merger.

(d) Primarily related to the abandonment of certain incomplete programs resulting from production shutdowns related to COVID-19.

(e) Reflects an increase to the carrying value of an investment based on the market price of a similar investment.

(f) Primarily reflects a benefit from the remeasurement of our UK net deferred income tax asset as a result of an increase in the UK corporate income tax rate from 17% to 19% enacted during the third quarter of 2020.